Exhibit 99.1

For Abbott Canada	For Oscient Pharmaceuticals
Media Contact:	Investor Contact:
Sylvie Légaré	Christopher Taylor
514-832-7175	781-398-2466

Media Contact:
Sarah Emond
781-398-2544

For Immediate Release

Abbott Canada Launches Oscient Pharmaceuticals’ FACTIVE Tablets in Canada

— Fluoroquinolone antibiotic now available for the treatment of AECB —

Montreal, Québec, Canada and Waltham, Mass., March 2, 2007 – Abbott Canada, the Canadian affiliate of Abbott, has launched Oscient Pharmaceuticals Corporation’s (Nasdaq: OSCI) fluoroquinolone antibiotic, FACTIVE® (gemifloxacin mesylate) tablets in Canada for the five-day treatment of acute bacterial exacerbations of chronic bronchitis (AECB). Oscient granted the commercialization rights for FACTIVE to Abbott Canada in August of last year.

“As the most active member of the fluoroquinolone class of antibiotics in vitro, FACTIVE is an important addition to our anti-infective product portfolio,” stated Marcelo A. Vizio, General Manager, Abbott Canada, Abbott International. “We are marketing FACTIVE, with its convenient once-daily dosing and short-course therapy, to physicians across Canada with our primary care sales force.”

“With extensive anti-infective experience, Abbott Canada is well-positioned to launch FACTIVE to Canadian healthcare providers,” stated Steven M. Rauscher, President and Chief Executive Officer of Oscient Pharmaceuticals. “In Canada, chronic obstructive pulmonary disease patients typically have two to three AECB episodes a year, resulting in 1.5 million physician visits annually.”

Abbott Canada plans to pursue additional indications for FACTIVE in the future and has access to the drug’s entire clinical trial dossier. In 2004, FACTIVE was approved in Canada for the treatment of AECB caused by Streptococcus pneumoniae, Haemophilus influenzae, Haemophilus parainfluenzae, Moraxella catarrhalis and Staphylococcus aureus. FACTIVE is approved in the U.S. for the seven-day treatment of community-acquired pneumonia of mild to moderate severity (CAP) and the five-day treatment of AECB. Oscient received a modest milestone payment from Abbott Canada related to the launch.

About Abbott Canada

Abbott is a global, broad-based health care company devoted to the discovery, development, manufacture and marketing of pharmaceuticals and medical products, including nutritionals, devices and diagnostics. The company employs 65,000 people and markets its products in more than 130 countries.

Abbott Canada is headquartered in the borough of Saint-Laurent, Montreal, Québec, and employs approximately 2,000 people. Its key businesses include nutritionals, pharmaceuticals, diabetes care products, diagnostics, point-of-care products and vascular products.

About Oscient Pharmaceuticals

Oscient Pharmaceuticals Corporation is a commercial-stage biopharmaceutical company marketing two FDA-approved products with its national primary care sales force. ANTARA® (fenofibrate) capsules is indicated for the adjunct treatment of hypercholesterolemia (high blood cholesterol) and hypertriglyceridemia (high triglycerides) in combination with diet. FACTIVE® (gemifloxacin mesylate) tablets is an antibiotic approved in the U.S. for the five-day treatment of acute bacterial exacerbations of chronic bronchitis and the seven-day treatment of community-acquired pneumonia of mild to moderate severity. Oscient also has a novel, late-stage antibiotic candidate, Ramoplanin, under investigation for the treatment of Clostridium difficile-associated disease (CDAD).

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FACTIVE Launch in Canada

March 2, 2007

Notice to U.S. Healthcare Providers: For important information regarding the safety and use of ANTARA, please see the full prescribing information available at www.antararx.com.

Important Safety Information about FACTIVE for Canadian Prescribers (1)

FACTIVE is contraindicated in patients with a history of hypersensitivity to gemifloxacin, fluoroquinolone antibiotics, or any of the product components. FACTIVE may prolong the QT interval in some patients and should be avoided in patients with a history of prolongation of the QTc interval, patients with uncorrected electrolyte disorders (hypokalemia or hypomagnesemia), and patients receiving Class IA (e.g., quinidine, procainamide) or Class III (e.g., amiodarone, sotalol) antiarrhythmic agents.

FACTIVE should be discontinued immediately at the appearance of any sign of an immediate hypersensitivity skin rash or any other manifestation of a hypersensitivity reaction; the need for continued fluoroquinolone therapy should be evaluated. FACTIVE should be used with caution in patients with CNS diseases such as epilepsy, or in patients predisposed to convulsions. FACTIVE should be discontinued if the patient experiences pain, inflammation or rupture of a tendon.

(1) FACTIVE Product Monograph. Abbott Laboratories, Limited. August 22, 2006. For additional information regarding the safety and use of FACTIVE in Canada, please see the full product monograph available at www.abbott.ca.

Important Safety Information about FACTIVE for U.S. Prescribers

FACTIVE is indicated in the U.S. for the five-day treatment of AECB caused by Streptococcus pneumoniae, Haemophilus influenzae, Haemophilus parainfluenzae or Moraxella catarrhalis and the seven-day treatment of CAP caused by Streptococcus pneumoniae (including multi-drug resistant strains), Haemophilus influenzae, Moraxella catarrhalis, Mycoplasma pneumoniae, Chlamydia pneumoniae or Klebsiella pneumoniae.

The most common (more than 2% incidence) drug-related side effects reported in FACTIVE clinical trials were diarrhea (3.6%), rash (2.8%) and nausea (2.7%). In clinical trials, drug-related rash was reported in 2.8% of patients receiving gemifloxacin and was more commonly observed in patients less than 40 years of age, especially females. The incidence of rash increases with treatment longer than the maximum-labeled duration of 7 days. In clinical trials, the discontinuation rate due to drug-related adverse events was similar for FACTIVE tablets and comparators (2.2% versus 2.1%, respectively).

Gemifloxacin is contraindicated in patients with a history of hypersensitivity to gemifloxacin, fluoroquinolone antibiotic agents, or any of the product components. Patients receiving marketed fluoroquinolones have reported serious and occasionally fatal hypersensitivity and/or anaphylactic reactions, peripheral neuropathy, antibiotic-associated colitis and tendon ruptures. Gemifloxacin should be discontinued immediately at the first sign of any of these events.

Fluoroquinolones may prolong the QT interval in some patients. Gemifloxacin should be avoided in patients with a history of prolongation of the QTc interval, patients with uncorrected electrolyte disorders (hypokalemia or hypomagnesemia), and patients receiving Class IA or Class III antiarrhythmic agents. In clinical studies with gemifloxacin, CNS effects have been reported infrequently. As with other fluoroquinolones, gemifloxacin should be used with caution in patients with known or suspected CNS diseases. If CNS reactions occur, gemifloxacin should be discontinued and appropriate measures instituted.

No significant drug-drug interactions were seen with theophylline, digoxin, oral contraceptives, cimetidine, omeprazole, and warfarin, although patients receiving a fluoroquinolone concomitantly with warfarin should be monitored closely. Drug-drug interactions include probenicid, sucralfate, antacids containing aluminum or magnesium, iron, multivitamins containing metal cations, and didanosine. The safety and effectiveness of gemifloxacin in children, adolescents (less than 18 years of age), pregnant women, and lactating women have not been established. For complete safety and efficacy information, please see the full prescribing information available at www.factive.com.

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FACTIVE Launch in Canada

March 2, 2007

Forward-Looking Statement for Oscient Pharmaceuticals

This news release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements with regard to Abbott Canada’s plans to pursue additional indications for FACTIVE in the future. Forward-looking statements represent our management’s judgment regarding future events. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “expect,” “intend,” “anticipate,” “estimate,” and similar words, although some forward-looking statements are expressed differently. We do not plan to update these forward-looking statements. You should be aware that our actual results could differ materially from those contained in the forward-looking statements due to a number of risks affecting our business. These risks include, but are not limited to (a) our ability to successfully commercialize and market ANTARA or FACTIVE due to: the limitations on our resources and experience in the commercialization of products; lack of acceptance by physicians, patients and third party payors; unanticipated safety, product liability, efficacy, or other regulatory issues; delays in recruiting and training sales personnel; problems relating to manufacturing or supply; delays in the supply of products by the third party manufacturers and suppliers on which we rely; inadequate distribution of the products by wholesalers, pharmacies, hospitals and other customers; and competition from other products; (b) our ability to integrate ANTARA into our business; (c) whether we will be able to expand the indications for which FACTIVE is approved;(d) the delay in or inability to obtain additional regulatory approvals of our products and product candidates due to negative, inconclusive or insufficient results in ongoing or future clinical trials, the FDA requiring additional information or data, delays in the progress of ongoing clinical trials, safety concerns arising with respect to our products or product candidates and disputes with the third parties from whom we license our products or product candidate; (e) delays by the FDA; (f) the Company’s inability to raise additional capital on favorable terms or at all and (g) claims against us by third parties, including claims relating to our intellectual property position. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are described under the heading “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2006 and in other filings that we may make with the Securities and Exchange Commission from time to time.

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